Exhibit 3

                                                                  Execution Copy

                              MAXXIM MEDICAL, INC.

                                  $100,000,000

                   10 1/2% SENIOR SUBORDINATED NOTES DUE 2006

                               PURCHASE AGREEMENT

                                                              New York, New York
                                                              July 18, 1996


NationsBanc Capital Markets, Inc.
Bear, Stearns & Co. Inc.
c/o NationsBanc Capital Markets, Inc.
NationsBank Corporate Center
100 North Tryon Street, NC1-007-07-01
Charlotte, North Carolina  28255-0001

Ladies and Gentlemen:

               Maxxim Medical, Inc., a Texas corporation (the "Company"), proposes to issue and sell (the "Initial Placement") to NationsBanc Capital Markets, Inc. and Bear, Stearns & Co. Inc. (the "Initial Purchasers") $100,000,000 principal amount of its 10 1/2% Senior Subordinated Notes Due
2006 (the "Notes"). The Notes are to be unconditionally guaranteed, jointly and severally, on a senior subordinated and unsecured basis (the "Note Guarantees") by each existing and future direct and indirect subsidiary of the Company (each such existing guarantor, a "Guarantor" and collectively, the "Guarantors"), subject to certain exceptions. The Notes are to be issued under an indenture (the "Indenture") to be dated as of the Closing Date (as defined below) among the Company, the Guarantors and First Union National Bank of North Carolina, as trustee. The Initial Placement is to occur concurrently with, and is conditioned upon, (i) the acquisition by Maxxim Acquisition Co., a Virginia corporation and an indirect, wholly owned subsidiary of the Company ("Maxxim Acquisition") of more than two-thirds of the issued and outstanding common stock of Sterile Concepts Holdings, Inc., a Virginia corporation ("Sterile Concepts"), on a fully-diluted basis, pursuant to a tender offer (the "Tender Offer") made by the Company, Maxxim Acquisition and Maxxim Medical Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company ("Maxxim Delaware") for all of the issued and outstanding common stock of Sterile Concepts at a purchase price of $20.00 per share, which was commenced on June 14, 1996, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 10, 1996 (the "Merger Agreement") among Maxxim Delaware, Maxxim Acquisition and Sterile Concepts, and
(ii) initial borrowings under the Second Amended and Restated Credit Agreement, to be executed and delivered on or prior to the date on which the

Notes are issued (the "Credit Agreement"), among the Company, NationsBank of Texas, N.A., an affiliate of NationsBanc Capital Markets, Inc., one of the Initial Purchasers, as agent and lender, and the other lenders named therein (collectively, the "Banks"). After the consummation of the Tender Offer, Maxxim Acquisition will be merged with and into Sterile Concepts (the "Merger"), with Sterile Concepts being the surviving entity, pursuant to the Merger Agreement. This Agreement, the registration rights agreement, to be dated the Closing Date, between the Initial Purchasers and the Company (the "Registration Rights Agreement"), the Indenture (including the Note Guarantees thereunder), the Merger Agreement and the Credit Agreement are hereinafter collectively referred to as the "Transaction Documents."

               The sale of the Notes to the Initial Purchasers will be made without registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon certain exemptions from the registration requirements of the Securities Act. You have advised the Company that you will offer and sell the Notes purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable.

               In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated July 1, 1996 (including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated July 18, 1996 (including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Notes. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time.

               1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Initial Purchasers as set forth below in this Section 1.

               (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not and at the Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum under the captions "Notice to Investors" or "Plan of Distribution", or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

                                       2

               (b) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf (other than the Initial Purchasers or any of their Affiliates, as to whom the Company make no representation or warranty) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

               (c) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their Affiliates, as to whom the Company makes no representation or warranty) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes.

               (d) Neither the Company nor any of its Affiliates has (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes; or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

               (e) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

               (f) It is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and the Final Memorandum to register any of such securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

               (g) The Company has been advised by the National Association of Securities Dealers, Inc. (the "NASD") Private Offerings, Resales and Trading through Automated Linkages market ("PORTAL") that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

               (h) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (i) The Company is subject to and in full compliance in all material respects with the reporting requirements of Section 13 or
        Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act").

               (j) Each of the Company and the Guarantors is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power (corporate and other) to own or lease its properties, conduct its business as described in the Final Memorandum and enter into each Transaction Document to which it is a party and to carry out all the terms and provisions of each such Transaction Document to be carried out by it, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases properties or conducts business, in each case giving effect to the Merger, except in such jurisdictions in which the failure to so qualify would not have a material adverse effect on (i) the business, operations, properties, assets, liabilities, net worth, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole or (ii) the ability of any the Company or any Guarantor to perform any of their respective obligations under the Transaction Documents or the Notes, in each case giving effect to the Merger ("Material Adverse Effect").

                                       3

               (k) The capital stock of the Company consists of 40,000,000 authorized shares of common stock, $.001 par value, of which 8,085,707 shares were outstanding as of July 17, 1996. All of the outstanding shares of capital stock of the Company and each of the Guarantors have been duly authorized and validly issued and are fully paid and nonassessable. The issued shares of capital stock of Maxxim Delaware and of each of the other Guarantors (other than Sterile Concepts and its subsidiaries) are, and, after consummation of the Merger, will be, owned of record and beneficially by the Company, either directly or through wholly-owned subsidiaries, free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect or claim of any third party, except as otherwise set forth in the Final Memorandum under the caption "Description of Certain Indebtedness -- Credit Agreement." Upon the consummation of the Tender Offer and the issuance of the Notes, Maxxim Acquisition will own beneficially and of record more than two-thirds of the issued and outstanding shares of capital stock of Sterile Concepts, on a fully-diluted basis, and upon consummation of the Merger, Maxxim Delaware will own beneficially and of record all of the issued and outstanding shares of capital stock of Sterile Concepts, on a fully-diluted basis, and in each case free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect or claim of any third party, except for liens securing Sterile Concepts' obligations under any guarantee of the Company's obligations under the Credit Agreement, which Sterile Concepts might enter into on or after consummation of the Merger.

               (l) This Agreement has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms,
        (i) subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect ("Bankruptcy Law") and the application of equitable principles in any action, legal or equitable ("Equity"), and (ii) except to the extent that rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws. Each of the other Transaction Documents has been, or will be on or before the Closing Date, duly authorized by all necessary corporate action of each of the Company and the Guarantors that is a party thereto, has been, or will be on or before the Closing Date, duly executed and delivered by the Company and such Guarantor or Guarantors, as the case may be, and constitutes, or will constitute on or before the Closing Date, a legal, valid and binding obligation of the Company or such Guarantor or Guarantors, as the case may be, enforceable against the Company or such Guarantor or Guarantors, as the case may be, in accordance with its terms, (i) subject, as to enforcement of remedies, to applicable Bankruptcy Law and Equity and (ii) except to the extent that rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws. The descriptions of the Tender Offer, the Merger Agreement, the Indenture (including the Note Guarantees), the Registration Rights Agreement, the Notes, the Credit Agreement and the Company's 6-3/4% Convertible Subordinated Debentures due 2003 contained in the Final Memorandum are fair and accurate summaries thereof in all material respects.

                                       4

               (m) The Notes have been duly and validly authorized by all necessary corporate action of the Company for issuance and sale pursuant to this Agreement and, when executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and paid for by the Initial Purchasers as provided in this Agreement, will constitute the legal, valid and binding obligations of the Company and, following the consummation of the Merger, will remain the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to applicable Bankruptcy Law and Equity.

               (n) On or prior to the Closing Date (and in the case of Sterile Concepts and its subsidiaries, at or immediately after the Merger), each of the Note Guarantees in the Indenture will be duly and validly authorized by all necessary corporate action of each Guarantor and, when the Notes have been executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and paid for by the Initial Purchasers as provided in this Agreement and the Indenture has been duly executed and delivered by such Guarantor (and in the case of Sterile Concepts and its subsidiaries, when or immediately after the Merger has occurred), each of the Note Guarantees will constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject, as to enforcement or remedies, to applicable Bankruptcy Law and Equity.

               (o) (A) The issuance, offering and sale of the Notes to the Initial Purchasers by the Company pursuant to this Agreement and the compliance by the Company with the other provisions of this Agreement,
        (B) the compliance by the Company and the Guarantors with the other Transaction Documents, including without limitation, the Merger Agreement, and (C) the consummation of the other transactions herein and therein contemplated, including without limitation, the Tender Offer and the Merger, do not and will not (i) require the consent, approval, authorization, registration, qualification or order of or with any court or governmental agency or body, except such as have been obtained (including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act")) and such as may be required under state securities or blue sky laws or (ii) conflict with, result in a breach or violation of, or constitute a default under the charter documents or by-laws of the Company or any of the Guarantors or any of the terms and provisions of any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors or any of their respective properties are bound or any statute, judgment, decree, order, rule or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator applicable to the Company or any of the Guarantors, in each case giving effect to the Merger.

                                       5

               (p) The consolidated financial statements (including the notes thereto) and schedules of the Company and, to the best of the Company's knowledge, Sterile Concepts included in the Final Memorandum comply as to form in all material respects with the requirements of the Securities Act and fairly present the financial position of the Company and, to the best of the Company's knowledge, Sterile Concepts and the results of operation and changes in financial condition as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). Since the date of the latest of such financial statements, there has been no change and no development or event involving a prospective change that has had a Material Adverse Effect. The unaudited pro forma financial statements of the Company included in the Final Memorandum comply as to form in all material respects with the requirements of the Securities Act; the pro forma adjustments have been properly applied to the historical amounts in the compilation of such pro forma statements; the assumptions described in the notes to such pro forma statements provide a reasonable basis for presenting the significant direct effects of the transactions contemplated therein; and such pro forma adjustments give appropriate effect to those transactions, in each case, in accordance with Regulation S-X under the Securities Act ("Regulation S-X").

               (q) To the best of the Company's knowledge, KPMG Peat Marwick LLP, who have certified the financial statements of the Company and Sterile Concepts and have delivered their reports with respect to audited consolidated financial statements for the years ended October 31, 1993, October 30, 1994 and October 29, 1995 (in the case of the Company) and for the years ended September 30, 1993, 1994 and 1995 (in the case of Sterile Concepts) included in the Final Memorandum, are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder.

               (r) The Company and each of the Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                                       6

               (s) None of the Company or any of the Guarantors is now, or, after giving effect to the issuance of the Notes and the Note Guarantees, and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or
        (iii) incurring debts beyond its ability to pay such debts as they become due. None of the Company or any of its subsidiaries is in liquidation, administration or receivership nor has any petition been presented for the winding-up of the Company or any of its subsidiaries.

               (t) (i) No ERISA Event (as defined below) has occurred, is planned or is reasonably expected to occur and no condition or event currently exists or currently is expected to occur that could result in any such ERISA Event. The aggregate Underfunding (as defined below) with respect to all Plans (as defined below) which have any Underfunding does not exceed $100,000.

                      (ii) Neither the Company nor any of its ERISA Affiliates (as defined below) has incurred unsatisfied liabilities in connection with withdrawals from Multiemployer Plans and Multiple Employer Plans (each as defined below), if any, in excess of an aggregate amount of $700,000. If the Company and each of its ERISA Affiliates were to completely withdraw on the date hereof from all Multiemployer Plans and Multiple Employer Plans to which such entity is contributing or has an obligation to contribute, the Company would not incur, directly or indirectly, liability in excess of an aggregate amount of $700,000.

                      (iii) No labor dispute with the employees of the Company or any of the subsidiaries of the Company exists or, to the best knowledge of the Company, is threatened or imminent which is likely to result in a Material Adverse Effect.

                      As used herein, the following terms shall have the respective meaning ascribed to each below.

                             "Code" means the United States Internal Revenue
               Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

                             "ERISA" means the United States Employee Retirement
               Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

                             "ERISA Affiliate" means Sterile Concepts and each
               trade or business (whether or not incorporated) that would be treated together with the Company or Sterile Concepts as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

                                       7

                             "ERISA Event" means (i) the occurrence of a
               "reportable event" described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice), or (ii) the provision or filing of a notice of intent to terminate a Plan (other than in a standard termination within the meaning of Section 4041 of ERISA) or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, or (iii) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation, or (iv) the existence of any "accumulated funding deficiency" or "liquidity shortfall" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, or the filing of an application pursuant to Section 412(e) of the Code or Section 304 of ERISA for any extension of an amortization period, or (v) the receipt of notice by the Company or any ERISA Affiliate that any Multiemployer Plan may be terminated, partitioned or reorganized or that any Multiple Employer Plan may be terminated, or (vi) the occurrence of any transaction which might reasonably be expected to constitute grounds for the imposition of liability under
               Section 4069 of ERISA.

                             "Multiemployer Plan" means a "multiemployer plan"
               as defined in Section 4001(a)(3) of ERISA.

                             "Multiple Employer Plan" means an employee benefit
               plan described in Section 4063 of ERISA.

                             "Plan" means an employee benefit plan, other than a
               Multiemployer Plan, with respect to which the Company or any of its ERISA Affiliates could be subject to any liability under Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

                             "Underfunding" means, with respect to any Plan, the
               excess, if any, of the "projected benefit obligations" (within the meaning of Statement of Financial Accounting Standards 87) under such Plan (determined using the actuarial assumptions used for purposes of calculating funding requirements in the most recent actuarial report for such plan) over the fair market value of the assets held under the Plan.

               (u) (i) The Company and each subsidiary of the Company are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements ("Legal Requirements") relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources ("Environmental Law");

                                       8

                      (ii) The Company and each subsidiary of the Company have obtained and are in compliance with the conditions of all permits, authorizations, licenses, approvals, authorizations, and variances necessary under any Environmental Law for the continued conduct of the business of the Company and each subsidiary of the Company in the manner now conducted ("Environmental Permits");

                      (iii) There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permit, that are likely to interfere with the conduct of the business of the Company or any subsidiary of the Company in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permit; and

                      (iv) There are no past or present conditions or circumstances at, or arising out of, the business, assets and properties of the Company or any subsidiary of the Company or any formerly leased, operated or owned businesses, assets or properties of the Company or any subsidiary of the Company, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to: (A) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law,
        (B) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources, (C) liabilities or obligations incurred to enable the Company or any subsidiary of the Company to comply with any Environmental Law, or (D) fines or penalties arising under any Environmental Law;

        except in each case for any noncompliance or conditions or circumstances that, singly or in the aggregate, would not result in a Material Adverse Effect.

               (v) No legal or governmental proceedings or investigations are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the Final Memorandum, and no such proceedings or investigations, to the best knowledge of the Company, have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties, except in each case for such proceedings or investigations that, if the subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a Material Adverse Effect.

               (x) To the best of the Company's knowledge, the Company and its subsidiaries own or otherwise possess the right to use all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used in the conduct of their respective businesses as currently conducted; and neither the Company nor any such subsidiary has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                                       9

               (y) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (z) All representations and warranties of the Company contained in the Credit Agreement are true and correct on the date hereof as if made on the date hereof.

               All references in this Section 1 to "Guarantors" or to "subsidiaries" or "Affiliate" of the Company shall include Sterile Concepts and its subsidiaries, as if Maxxim Acquisition had acquired all shares of the capital stock of Sterile Concepts immediately prior to the execution of this Agreement; provided that the representations and warranties made in this Section 1 with respect to Sterile Concepts and its subsidiaries, except for those in paragraphs (l) and (n) of this Section 1, are made to the best of the Company's knowledge.

               Each certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchasers or its counsel shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Initial Purchasers as to the matters covered thereby.

               2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof, plus accrued interest, if any, from the date on which the Notes are issued to the Closing Date, the principal amount of Notes set forth opposite such Initial Purchaser's name in Schedule I hereto.

               3. DELIVERY AND PAYMENT. Delivery of and payment for the Notes shall be made at 10:00 AM, New York City time, on July 30, 1996, or such later date as Initial Purchasers and the Company may agree (such date and time of delivery and payment for the Notes being herein called the "Closing Date") at the office of Cleary, Gottlieb, Steen & Hamilton ("Counsel for the Initial Purchasers"), One Liberty Plaza, New York, New York 10006. Delivery of the Notes shall be made to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company by intrabank transfer payable in same day funds or such other manner of payment as may be agreed by the Company and the Initial Purchasers. The Notes shall be made available for inspection at the office of Counsel for the Initial Purchasers at least one business day in advance of the Closing Date. Certificates for the Notes shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full business days in advance of the Closing Date.

               The Company agrees to have the Notes available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

                                       10

               4. OFFERING OF NOTES. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

               (a) It has not offered or sold, and will not offer or sell, any Notes except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("QIBs") or (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) who provide to it and to the Company a letter in the form of Exhibit A hereto. In connection with each sale pursuant to clause (i) above, such Initial Purchaser has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A.

               (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation
        D).

               5. AGREEMENTS. The Company agrees with each Initial Purchaser that:

               (a) The Company will furnish to each Initial Purchaser and to Counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Notes and will reimburse the Initial Purchasers for payment of the required PORTAL filing fee.

               (b) The Company will not amend or supplement the Final Memorandum prior to the completion of the distribution of the Notes by the Initial Purchasers, without the prior written consent of the Initial Purchasers.

               (c) If at any time prior to the completion of the sale of the Notes by the Initial Purchasers (as determined by the Initial Purchasers) any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and provide to the Initial Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement that will correct such statement or omission or effect such compliance.

               (d) The Company will arrange for the qualification of the Notes for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Notes. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                                       11

               (e) The Company, whenever it publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that could reasonably be expected to be material in the context of the issue of Notes under this Agreement, shall immediately notify the Initial Purchasers as to the nature of such information or event. The Company will likewise notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company becomes aware of any such decrease or notice. The Company will also deliver to the Initial Purchasers, as soon as available and without request, copies of its latest annual report and quarterly statement and any report of its auditors thereon.

               (f) The Company will not, and will not permit any of its Affiliates to, resell any Notes that have been acquired by it or any of them.

               (g) Except as contemplated in the Registration Rights Agreement, neither the Company, any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of its Affiliates, as to whom the Company expresses no opinion) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

               (h) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of its Affiliates, as to whom the Company expresses no opinion) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes.

               (i) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. Such information, at the date of its provision by the Company to such holders or prospective purchasers, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                                       12

               (j) The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Notes that are sold to QIBs to be eligible for clearance and settlement through The Depository Trust Company.

               (k) The Company will not, until 180 days following the Closing Date, without the prior written consent of the Initial Purchasers, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any securities issued or guaranteed by the Company (other than the Notes or pursuant to a registered public offering as provided in the Registration Rights Agreement).

               (l) The Company will conduct its operations in a manner that will not subject the Company to registration as an investment company under the Investment Company Act.

               6. CONDITIONS TO THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the Initial Purchasers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) The Company shall have entered into the Registration Rights Agreement.

               (b) The Company shall have furnished to the Initial Purchasers the favorable opinion of Boyer, Ewing & Harris, counsel for the Company, or other counsel reasonably satisfactory to the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit B attached hereto.

               (c) The Initial Purchasers shall have received from Counsel for the Initial Purchasers such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (d) The Company shall have furnished to the Initial Purchasers a certificate of the Company, respectively, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, respectively, each dated the Closing Date, to the effect that the signers of such certificates have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                      (i) the representations and warranties of the Company in
               this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                                       13

                      (ii) since the date of the most recent financial
               statements included in the Final Memorandum, there has been no change or development or event involving a prospective change constituting a Material Adverse Effect, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

                      (iii) all conditions to borrowings under the Credit
               Agreement have been satisfied or waived; and

                      (iv) the Company has received tenders of more than
               two-thirds of all of the issued and outstanding shares of common stock of Sterile Concepts on a fully-diluted basis and all other conditions to the consummation of Tender Offer have been satisfied and have not been waived.

               (e) At the Execution Time and at the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent public accountants within the meaning of the Securities Act, the Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

                      (i) on the basis of a reading of the latest unaudited
               financial statements made available by the Company and its subsidiaries and Sterile Concepts and its subsidiaries; their limited review in accordance with standards established by the AICPA of the unaudited interim financial information as indicated in their reports incorporated in the Final Memorandum; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the boards of directors of the Company and its subsidiaries and Sterile Concepts and its subsidiaries; and inquiries of certain officials of the Company and Sterile Concepts who have responsibility for financial and accounting matters of the Company and its subsidiaries and Sterile Concepts and its subsidiaries, as to transactions and events subsequent to October 29, 1995 (in the case of the Company) or September 30, 1995 (in the case of Sterile Concepts), nothing came to their attention that caused them to believe that:

                             (1) any material modifications should be made to
                      the unaudited consolidated financial statements included in the Final Memorandum for them to be in conformity in all material respects with generally accepted accounting principles;

                                       14

                             (2) the unaudited consolidated financial statements
                      included in the Final Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the related published rules and regulations;

                             (3) with respect to the period subsequent to May 5,
                      1996, there were, at a specified date not more than five business days prior to the date of the letter, any changes in the capital stock, increases in the long-term debt of the Company or decreases in consolidated net current assets or the shareholders' equity of the consolidated Company as compared with the amounts shown on the May 5, 1996 unaudited consolidated balance sheet of the Company included in the Final Memorandum, or for the period from May 6, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales, net income before the cumulative effect of change in accounting for income taxes or the per-share amounts of net income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers;

                             (4) with respect to the period subsequent to March
                      31, 1996, there were, at a specified date not more than five business days prior to the date of the letter, any changes in the long-term debt of Sterile Concepts or decreases in the stockholders' equity or net current assets as compared with the amounts shown on the March 31, 1996 consolidated balance sheet of Sterile Concepts included in the Final Memorandum, or for the period from April 1, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net sales or decreases in the shareholders' equity, operating income or net earnings, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by Sterile Concepts as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; and

                      (ii) they have performed certain other specified
               procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the respective general accounting records of the Company and its subsidiaries and Sterile Concepts and its subsidiaries) set forth in the Final Memorandum, including without limitation the information set forth under the captions "Offering Memorandum Summary," "Summary Unaudited Combined Pro Forma Financial Data," "Company Summary Historical Financial Data," "Sterile Concepts Summary Historical Financial Date," "Risk Factors," "Unaudited Pro Forma Capitalization," "Unaudited Pro Forma Financial Data," "Company Selected Consolidated Financial Data," "Company Management's Discussion and Analysis of Financial Condition and Results of Operations," "Sterile Concepts Selected Consolidated Financial Data," "Sterile Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business and Industry Overview" and "Management," in the Final Memorandum agrees with the accounting records of the Company, excluding any questions of legal interpretation; and

                                       15

                      (iii) as to pro forma financial information,

                             (1) they have read the unaudited pro forma
                      financial information, included in the Final Memorandum;

                             (2) they have inquired of certain officials of the
                      Company and Sterile Concepts who have responsibility for financial and accounting matters as to whether all significant assumptions regarding the Merger have been reflected in the pro forma adjustments and whether the unaudited pro forma consolidated financial statements included in the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and obtained statements from such officials that all significant assumptions regarding the Merger have been reflected in the pro forma adjustments;

                             (3) they have compared the respective historical
                      financial information included in the unaudited pro forma consolidated balance sheet and the unaudited pro forma income statement in the Final Memorandum with the historical information for the Company and Sterile Concepts and found them to be in agreement;

                             (4) they have proved the arithmetic accuracy of the
                      application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated financial statements;

                             (5) they have performed certain other specified
                      procedures as a result of which they determined that certain pro forma information of an accounting, financial, or statistical nature set forth in the Final Memorandum, including without limitation the information set forth under the captions "Offering Memorandum Summary," "Summary Unaudited Combined Pro Forma Financial Data," "Risk Factors," "Unaudited Pro Forma Capitalization," "Unaudited Pro Forma Financial Data," "Company Selected Consolidated Financial Data," "Company Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Description of Notes" in the Offering Memorandum agrees to or can be derived from the pro forma financial statements of the Company or the analysis completed in the preparation of such pro forma financial statements, excluding any questions of legal interpretation; and

                                       16

                             (6) nothing has led them to believe that the pro
                      forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

               All references in this Section 6(e) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter or letters.

               (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company or Sterile Concepts or any of the Guarantors, giving effect to the Merger, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Final Memorandum.

               (g) Subsequent to the respective dates as of which information is given in the Final Memorandum and giving effect to the Merger and borrowings under the Credit Agreement, (i) none of the Company or Sterile Concepts or any of the Guarantors shall have incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business, other than the Merger and the Credit Agreement; (ii) the Company shall not have purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there shall not have been any material change in the capital stock of the Company or any of the Guarantors or in the short-term debt or long-term debt of the Company and the Guarantors taken as a whole or Sterile Concepts and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Final Memorandum.

               (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

               (i) Each of the Transaction Documents (including any amendments thereto) shall have been duly authorized, executed and delivered by each of the parties thereto, and the Initial Purchasers shall have received copies of each such Transaction Document (including any amendments thereto) as so executed and delivered in the form provided to the Initial Purchasers on or before the date hereof except for changes approved by the Initial Purchasers or changes which do not materially affect the rights or obligations of the Company or the Guarantors that are parties thereto or the beneficiaries thereof.

                                       17

               (j) All conditions to borrowings under the Credit Agreement shall have been satisfied, the initial borrowings under the Credit Agreement shall have occurred concurrently with the closing of the sale of the Notes hereunder as contemplated in the Final Memorandum and all representations and warranties of the Company contained in the Credit Agreement shall be true and correct on the Closing Date as if made on the Closing Date.

               (k) On the Closing Date, there shall be no less than $36 million of additional availability under the Credit Agreement (as defined in the Indenture), after giving effect to the Acquisition and any borrowings under the Credit Agreement.

               (l) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act with respect to the consummation of the Tender Offer shall have expired or otherwise been terminated, and the Tender Offer shall have been consummated as contemplated in the Merger Agreement on the Closing Date, without any waiver or modification of any of the provisions thereof. Pursuant to the Tender Offer, Maxxim Acquisition shall have acquired more than two-thirds of the issued and outstanding common stock of Sterile Concepts, on a fully-diluted basis and shall have full voting rights with respect to such shares if any vote of shareholders of Sterile Concepts is required in connection with the Merger. No restrictions of any anti-takeover statute shall be applicable to the Merger, and the sole right of shareholders of Sterile Concepts who did not tender their shares pursuant to the Tender Offer shall be to receive a cash payment of $20 per share pursuant to the Merger.

               (m) On the Closing Date, the Company shall have paid the fees and expenses of the Initial Purchasers (including the fees and expenses of Counsel for the Initial Purchasers) incurred in connection with the preparation of Preliminary Memorandum, the Final Memorandum, this Agreement and the Registration Rights Agreement and in connection with the offering of the Notes and the transactions contemplated thereby.

               (n) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

               If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                                       18

               The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Initial Purchasers at One Liberty Plaza, New York, New York, 10006 on the Closing Date.

               7.  REIMBURSEMENT OF EXPENSES; FEES.

               Whether or not the transactions contemplated by the Offering Documents are consummated, the Company will (i) pay all expenses incident to the performance of its obligations under the offering documents, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Preliminary Memorandum, the Final Memorandum, all amendments thereof and supplements thereto, this Agreement, the Registration Rights Agreement and all other documents relating to the offering of the Notes, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with
Section 5(d), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in the PORTAL system,
(ii) pay the fees and expenses of Counsel for the Initial Purchasers incurred in connection with the proposed purchase and resale of the Notes and (iii) reimburse the Initial Purchaser as requested for all other reasonable out-of-pocket expenses incurred by the Initial Purchaser in connection with the proposed purchase and resale of the Notes.

               8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Notes pursuant to Section 5(i), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                                       19

               (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, its employees, its agents and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that such Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the headings "Notice to Investors" and "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

               (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                                       20

               (d) If the indemnity provided in paragraph (a) or (b) of this
Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, on the one hand, and each Initial Purchaser, severally and not jointly, on the other, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, on the one hand, and such Initial Purchaser, on the other, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by such Initial Purchaser, on the other, from the offering of the Notes; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, on the one hand, and each Initial Purchaser, on the other, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of such Initial Purchaser, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by such Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions received by such Initial Purchaser from the Company in connection with the purchase of the Notes hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or such Initial Purchaser. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

               9. DEFAULT BY AN INITIAL PURCHASER. If any Initial Purchaser shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Initial Purchaser shall be obligated severally to take up and pay for the Notes which the defaulting Initial Purchaser agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate principal amount of Notes which the defaulting Initial Purchaser agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Initial Purchaser shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Initial Purchaser does not purchase all the Notes, this Agreement will terminate without liability to the non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as such non-defaulting Initial Purchaser shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

                                       21

               10. TERMINATION. This Agreement shall be subject to termination by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time there shall have occurred (i) trading in any of the Company's securities shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) any material adverse change in the market for subordinated debt similar in nature to the Notes, (iii) any disruption of or material adverse change in financial, banking or capital market conditions generally or (iv) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which, in any case referred to in clause (ii), (iii) or (iv) above, is, in the judgment of the Initial Purchasers, so material or adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Memorandum.

               11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

               12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telecopied and confirmed to it at NationsBank Corporate Tower, 100 North Tryon Street, NC1-007-07-01, Charlotte, North Carolina 28255-0001, Telecopy No.: (704) 388-9941; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to them at 104 Industrial Boulevard, Sugar Land, Texas, 77478, Attention: Chief Operating Officer.

               13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(i) hereof, no other person will have any right or obligation hereunder.

                                       22

               14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

               15. BUSINESS DAY. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

               16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

                                       23

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the Initial Purchasers.

                                            Very truly yours,

                                            MAXXIM MEDICAL, INC.,
                                            a Texas corporation


                                            By:  __________________________
                                                   Name:
                                                   Title:


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

NATIONSBANC CAPITAL MARKETS, INC.



By:  ___________________________
       Name: David Stith
       Title:   Director


BEAR, STEARNS & CO INC.



By:  ___________________________
       Name: Sheldon I. Stein
       Title:   Senior Managing Director

                                   Schedule I

                                                          Principal Amount of
Name Of Initial Purchaser                                 Notes to be Purchased
- -------------------------                                 ---------------------

NationsBanc Capital Markets, Inc.                         $75,000,000

Bear, Stearns & Co. Inc.                                  $25,000,000

                                      I-1

                                                                       EXHIBIT A

                            FORM OF INVESTMENT LETTER
                     FOR INSTITUTIONAL ACCREDITED INVESTORS

                                                                          , 1996


NationsBanc Capital Markets, Inc.
Bear, Stearns & Co. Inc.
c/o NationsBanc Capital Markets, Inc.
NationsBank Corporate Center
100 North Tryon Street, NC1-007-07-01
Charlotte, NC  28255-0001

Maxxim Medical, Inc.
104 Industrial Boulevard
Sugar Land, Texas  77478


Re:     Purchase of  $________ principal amount
        of 10 1/2% Senior Subordinated Notes Due 2006
        (THE "NOTES"), OF MAXXIM MEDICAL, INC. (THE "COMPANY")


Ladies and Gentlemen:

               In connection with our purchase of the Notes we confirm that:

               1. We understand that the Notes are not being and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

               2. We acknowledge that (a) neither the Company, nor the Initial Purchasers (as defined in the Offering Memorandum dated July 18, 1996 relating to the Notes (the "Final Memorandum")) nor any person acting on behalf of the Company or the Initial Purchasers has made any representation to us with respect to the Company or the offer or sale of any Notes and (b) any information we desire concerning the Company and the Notes or any other matter relevant to our decision to purchase the Notes (including a copy of the Final Memorandum) is or has been made available to us.

               3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we are (or any account for which we are purchasing under paragraph 5 below is) an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) (an "IAI") able to bear the economic risk of investment in the Notes.

               4. We understand that the minimum principal amount of Notes that may be purchased by an IAI is $250,000.

               5. We are acquiring the Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

               6. We understand that (a) the Notes will be in registered form only and that any certificates delivered to us in respect of the Notes will bear a legend substantially to the following effect:

               "This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and this Note may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement or in accordance with an applicable exemption from the registration requirements of the Securities Act (subject to the delivery of such evidence, if any, required under the indenture pursuant to which this Note is issued) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction."

               7. We agree that in the event that at some future time we wish to dispose of any of the Notes, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

               (a) the Notes are sold in compliance with Rule 144(k) under the Securities Act; or

               (b) the Notes are sold in compliance with Rule 144A under the Securities Act; or

               (c) the Notes are sold in compliance with Rule 904 of Regulation S under the Securities Act; or

               (d) the Notes are sold pursuant to an effective registration statement under the Securities Act; or

               (e) the Notes are sold to the Company or an affiliate (as defined in Rule 501(b) of Regulation D) of the Company; or

                                      A-2

               (f) the Notes are disposed of in any other transaction that does not require registration under the Securities Act, and we theretofore have furnished to the Company or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Company or its designee may reasonably request.

               8. We understand that the Company and NationsBanc Capital Markets, Inc., and Bear, Stearns & Co. Inc., as the Initial Purchasers, and other persons will rely upon the truth and accuracy of the statements set forth herein, and we agree that if any of such statements are no longer true or accurate we will promptly so notify the Company and NationsBanc Capital Markets, Inc. and Bear, Stearns & Co. Inc.

                                            Very truly yours,



                                            By ______________________
                                               (Authorized Officer)

                                      A-3

                                                                       EXHIBIT B

        OPINION OF BOYER, EWING & HARRIS, INCORPORATED (OR OTHER COUNSEL
                     SATISFACTORY TO THE INITIAL PURCHASERS)

               1. Each Transaction Party has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease properties and conduct its business as described in the Final Memorandum and enter into each Transaction Document to which it is a party and to carry out all the terms and provisions of each such Transaction Document to be carried out by it, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business.

               2. All the outstanding shares of capital stock of each Transaction Party have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Guarantors are owned of record and beneficially by the Company either directly or through wholly owned subsidiaries free and clear of any security interest and, to the knowledge of such counsel, after due inquiry, any other claims, liens or encumbrances.

               3. The Company's authorized equity capitalization is as set forth in the Final Memorandum, and the Notes conform to the description thereof contained in the Final Memorandum.

               4. Each of the Transaction Documents has been duly authorized, executed and delivered by each Transaction Party that is a party thereto and each of the Merger Agreement, the Indenture, the Purchase Agreement and the Registration Rights Agreement constitutes a legal, valid and binding instrument enforceable against each such Transaction Party in accordance with its terms; the Notes have been duly and validly authorized by all necessary corporate action of the Company for issuance and sale pursuant to the Purchase Agreement and, when executed, authenticated and delivered in accordance with the provisions of the Indenture and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms; and each of the Note Guarantees has been duly and validly authorized by all necessary corporate action of each Guarantor and, when the Notes have been executed and authenticated and delivered to the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

               5. The statements set forth under the heading "Description of Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Notes, the Indenture and the Registration Rights Agreement, provide a fair summary of such provisions. The statements set forth under the heading "The Acquisition," insofar as such statements purport to summarize certain provisions of the Merger Agreement, provide a fair summary of such provisions. The statements set forth under the heading "Description of Certain Indebtedness" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Second Amended and Restated Credit Agreement, dated as of July ___, 1996, between the Company and NationsBank of Texas, N.A., the Company's 6-3/4% Convertible Subordinated Debentures and the Indenture dated as of March 18, 1993 between the Company, as issuer, and Chemical Bank, as trustee, provide a fair summary of such provisions.

               6. The information contained in the Final Memorandum under the headings "Business and Industry Overview -- Legal Proceedings" and "Securities Ownership and Certain Relationships and Transactions -- Employment Contracts" fairly summarizes the matters therein described.

               7. No consent, approval, authorization, registration, qualification or order of any court or governmental agency or body is required for the issuance, offer and sale of the Notes or the consummation of the transactions contemplated in the Transaction Documents or for the performance by any Transaction Party of its obligations under the Notes or any Transaction Document, except (i) such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Notes by the Initial Purchasers or (ii) such as may be required under such blue sky or securities laws or under the Securities Act of 1933 or the Trust Indenture Act of 1939 in connection with a registration under the Securities Act of 1933 pursuant to the Registration Rights Agreement.

               8. To the best of such counsel's knowledge, under Virginia law,
(i) Maxxim Acquisition shall have full voting rights with respect to any shares of outstanding common stock of Sterile Concepts that it shall acquire pursuant to the Tender Offer if any vote of shareholders of Sterile Concepts is required in connection with the Merger and (ii) no restrictions of any anti-takeover statute shall be applicable to the Merger, and the sole right of shareholders of Sterile Concepts who did not tender their shares pursuant to the Tender Offer shall be to receive a cash payment of $20 per share pursuant to the Merger.

               9. Neither the issuance and sale of the Notes, the consummation of any other of the transactions contemplated in the Transaction Documents nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under any statute, rule or regulation or the charter or by-laws of any Transaction Party or the terms of the Indenture dated as of March 18, 1993 between the Company, as issuer, and Chemical Bank, as trustee, or any other agreement or instrument known to such counsel and to which any Transaction Party is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any Transaction Party of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Transaction Party or any statute, rule or regulation.

               10. Assuming the accuracy of the representations and warranties and compliance with the agreements contained in the Purchase Agreement, no registration of the Notes under the Securities Act and no qualification of the Indenture under the Trust Indenture Act are required for the offer and sale by the Initial Purchasers of the Notes in the manner contemplated by the Purchase Agreement.

               11. Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company's securities.

               12. Such counsel has no reason to believe that at the date and time of the execution and delivery of the Purchase Agreement by the parties thereto the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Memorandum includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                      * * *

               "Transaction Party" shall include (i) the Company, (ii) each domestic Guarantor and (iii) each foreign Guarantor with respect to which the Initial Purchasers may reasonably request a legal opinion.

               In rendering the foregoing opinion, Boyer, Ewing & Harris, Inc., may rely on the opinions of counsel satisfactory to the Initial Purchasers with respect to laws other than the federal laws of the United States, the laws of the State of Texas and the corporate law of the State of Delaware, and may assume that the laws of the State of New York do not differ in any material respect from the laws of the State of Texas.

                                                                       EXHIBIT B

                                  July 18, 1996

KPMG Peat Marwick LLP
Suite 1900
1021 East Cary Street
Richmond, Virginia  23219

KPMG Peat Marwick LLP
700 Louisiana
Suite 2700
Houston, Texas  77002

Ladies and Gentlemen:

               Reference is hereby made to the Purchase Agreement (the "Purchase Agreement") dated July 18, 1996 between the undersigned (the "Initial Purchasers") and Maxxim Medical, Inc., a Texas corporation (the "Company"), pursuant to which the Company will sell to the Initial Purchasers, and the Initial Purchasers will purchase from the Company, an aggregate of $100,000,000 principal amount of the Company's Senior Subordinated Notes Due August 1, 2006 (the "Notes").

               Pursuant to Section 6(d) of the Purchase Agreement, you are required to deliver certain letters, in form and substance satisfactory to us, setting forth the matters described in such Section (the "Comfort Letters"). In connection with your delivery of the Comfort Letters, we confirm to you that:

               (i) we are knowledgeable with respect to the due diligence review process that would be performed if this placement of Notes were being registered pursuant to the Securities Act of 1933, as amended (the "Act"); and

               (ii) we will be reviewing certain information relating to the Company that will be included or incorporated by reference in the Final Memorandum (as defined in the Purchase Agreement), which will be delivered to investors and utilized by them as a basis for their investment decision, and this review process, applied to the information relating to the Company, will be substantially consistent with the due diligence review process that we would perform if this placement of Notes were being registered pursuant to the Act.

               In accordance with the foregoing, we hereby request that you deliver to us Comfort Letters concerning the financial statements of the Company and certain statistical and other data included in the Final Memorandum.

               This letter is being furnished to you solely for the purpose of obtaining the Comfort Letters and may not be relied upon or used by you for any other purpose, or given or shown to any other person, without our prior written consent.

                                       Very truly yours,

                                       NATIONSBANC CAPITAL MARKETS, INC.

                                       By: _________________________
                                           Name: David Stith
                                           Title:   Director


                                       BEAR, STEARNS & CO. INC.

                                       By: _________________________
                                           Name: Sheldon I. Stein
                                           Title:   Senior Managing Director